Exhibit 5.01
ATLANTIC CITY ELECTRIC COMPANY 800 KING STREET, N.W. P.O. BOX 231 WILMINGTON, DE 19899 September 17, 2003
Atlantic City Electric Company 800 King Street, N.W. P.O. Box 231 Wilmington, DE 19899 Ladies and Gentlemen:

                    I am General Counsel of Atlantic City Electric Company, a New Jersey corporation (the "Company"), and have acted as counsel to the Company in connection with the filing by the Company of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") to which this opinion is attached as an exhibit. The Registration Statement is for the registration of (i) Senior Notes, (ii) First Mortgage Bonds and (iii) Medium Term Notes. The Senior Notes, First Mortgage Bonds and Medium Term Notes are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement will have an aggregate offering price of up to $250,000,000 and will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act. The Senior Notes will be issued pursuant to an indenture to be entered into by the Company and The Bank of New York, as trustee (the "Senior Indenture"), the form of which is filed as an exhibit to the Registration Statement. The First Mortgage Bonds will be issued pursuant to the Mortgage and Deed of Trust, dated January 15, 1937, between the Company and Bank of New York, as trustee (as successor in such capacity to the Irving Trust Company), as heretofore supplemented and amended (the "Mortgage"), which is incorporated by reference as an exhibit to the Registration Statement. The Medium Term Notes will be issued pursuant to the Indenture, dated March 1, 1997, between the Company and The Bank of New York, as trustee (the "Note Indenture"), which is incorporated by reference as an exhibit to the Registration Statement.

                    In connection with this opinion, I, or my representatives, have examined originals, or copies certified or otherwise identified to my or their satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as I or they have deemed necessary or appropriate for purposes of this opinion. In such examination, I or my representatives have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have relied upon the aforesaid instruments, certificates, records and documents and inquiries of the Company's representatives.

Atlantic City Electric Company September 17, 2003 Page 2

                    Based upon the foregoing and assuming that (i) the Registration Statement, as it may be amended, will have become effective and complies with all applicable laws at the time the Offered Securities are offered and sold as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; and (iii) all Offered Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement or term sheet, I am of the opinion that:

                    1.        With respect to the Senior Notes, assuming (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance and terms of any Senior Notes, the terms of the offering thereof and related matters, (b) the qualification of the Senior Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and (c) the due execution, authentication, issuance and delivery of such Senior Notes in accordance with the provisions of the Senior Indenture and upon payment of the consideration therefor in accordance with such corporate action, such Senior Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                    2.        With respect to the First Mortgage Bonds, assuming (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance and terms of any First Mortgage Bonds, the terms of the offering thereof and related matters, including the authorization of an appropriate indenture supplemental to the Mortgage providing for the creation of such First Mortgage Bonds, (b) the qualification of the Mortgage and the above-mentioned supplemental indenture under the 1939 Act, and (c) the due execution, authentication, issuance and delivery of such First Mortgage Bonds in accordance with the provisions of the Mortgage and the above-mentioned supplemental indenture, and upon payment of the consideration therefor in accordance with such corporate action, such First Mortgage Bonds will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                    3.        With respect to the Medium Term Notes, assuming (a) the taking by the Company of all necessary corporate action to authorize and approve the issuance and terms of any Medium Term Notes, the terms of the offering thereof and related matters, (b) the qualification of the Note Indenture under the 1939 Act, and (c) the due execution, authentication, issuance and delivery of such Medium Term Notes in accordance with the provisions of the Note Indenture and upon payment of the consideration therefor in accordance with such corporate action, such Medium Term Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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                    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" therein and in the related prospectus, and in any supplement thereto or amendments thereof. My consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

Very truly yours, /s/ KIRK J. EMGE Kirk J. Emge